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                                                                EXHIBIT 10(q)(2)

                               FIRST AMENDMENT TO
                         AMERICAN ELECTRIC POWER SYSTEM
                      INCENTIVE COMPENSATION DEFERRAL PLAN

     This First Amendment is made by American Electric Power Service Corporation (the "Company") to the American Electric Power System Incentive Compensation Deferral Plan (the "Plan") that was made effective January 1, 2001.

     WHEREAS, the Company reserved the right to modify the Plan from time to time in a manner that does not affect or otherwise deprive a Plan participant or beneficiary of any distributions to which he may be entitled under the Plan; and

     WHEREAS, the Company desires to implement a claims procedure under the Plan to provide for the efficient disposition of disputed claims that may arise under the terms of the Plan;

     NOW, THEREFORE, the Company hereby amends the Plan by adding a new Article X at the end thereof, effective with respect to all claims that may be raised under the terms of the Plan, regardless of whether such claim may have arisen before or after the date that this amendment is adopted:

                                    ARTICLE X

                                CLAIMS PROCEDURE

     Section 10.1 The following procedures shall apply with respect to claims for benefits under the Plan.

          (a) Any Participant or beneficiary who believes he or she is entitled to receive a distribution under the Plan which he or she did not receive or that amounts credited to his or her Account are inaccurate, may file a written claim signed by the Participant, beneficiary or authorized representative with the Company's Director-Compensation and Executive Benefits, specifying the basis for the claim. The Director-Compensation and Executive Benefits shall provide a claimant with written or electronic notification of its determination on the claim within ninety days after such claim was filed; provided, however, if the Director-Compensation and Executive Benefits determines special circumstances require an extension of time for processing the claim, the claimant shall receive within the initial ninety-day period a written notice of the extension for a period of up to ninety days from the end of the initial ninety day period. The extension notice shall indicate the special circumstances requiring the extension and the date by which the Plan expects to render the benefit determination.

          (b) If the Director-Compensation and Executive Benefits renders an adverse benefit determination under Section 10.1(a), the notification to the claimant shall set forth, in a manner calculated to be understood by the claimant:

               (1)  the specific reasons for the denial of the claim;

               (2) specific reference to the provisions of the Plan upon which the denial of the claim was based;

               (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

               (4) an explanation of the review procedure specified in Section 10.2, and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review.

     Section 10.2 The following procedures shall apply with respect to the review on appeal of an adverse determination on a claim for benefits under the Plan.

          (a) Within sixty days after the receipt by the claimant of an adverse benefit determination, the claimant may appeal such denial by filing with the Committee a written request for a review of the claim. If such an appeal is filed within the sixty day period, the Committee, or a duly appointed representative of the Committee, shall conduct a full and fair review of such claim that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The claimant shall be entitled to submit written comments, documents, records and other information relating to the claim for benefits and shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant's claim for benefits. If the claimant requests a hearing on the claim and the Committee concludes such a hearing is advisable and schedules such a hearing, the claimant shall have the opportunity to present the claimant's case in person or by an authorized representative at such hearing.

          (b) The claimant shall be notified of the Committee's benefit determination on review within sixty days after receipt of the claimant's request for review, unless the Committee determines that special circumstances require an extension of time for processing the review. If the Committee determines that such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty-day period. Any such extension shall not exceed a period of sixty days from the end of the initial period. The extension notice shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render the benefit determination.

          (c) The Committee shall provide a claimant with written or electronic notification of the Plan's benefit determination on review. The determination of the Committee shall be final and binding on all interested parties. Any adverse benefit determination on review shall set forth, in a manner calculated to be understood by the claimant:

               (1)  the specific reason(s) for the adverse determination;

               (2) reference to the specific provisions of the Plan on which the determination was based;

               (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim for benefits; and

               (4)  a statement of the claimant's right to bring an action under
                    Section 502(a) of ERISA.


     American Electric Power Service Corporation has caused this First Amendment to the American Electric Power System Incentive Compensation Deferral Plan to be signed as of this 6th day of December, 2002.



                                American Electric Power Service Corporation


                                By  /s/ Melinda S. Ackerman
                                    Melinda S. Ackerman, Senior Vice
                                    President, Human Resources